UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C/A2

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☑ Preliminary Information Statement
☐ Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

GREEN PLANET BIOENGINEERING CO. LTD.
(Name of Registrant as Specified in its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with Preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GREEN PLANET BIOENGINEERING CO. LTD.
19950 West Country Club Drive, Suite 100
Aventura, FL 33180

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

The purpose of this letter is to inform you that on December 20, 2010, we received written notice from ONE Bio, Corp. (“ONE Bio”) that it elected to exercise the Option (the “Option”) granted to it pursuant to that certain Option Agreement dated April 14, 2010 (the “Option Agreement”) to acquire 100% of the stock of Elevated Throne Overseas Ltd. (“Elevated Throne”), our 100% owned BVI subsidiary.  Pursuant to the terms of the Option Agreement, in consideration for the exercise of the Option, ONE Bio agreed to (i) convert the $1,700,000 loan One Bio made to Elevated Throne on or about January 19, 2010, into an equity investment in Elevated Throne, (ii) convert the $300,000 loan One Bio made to us on or about September 1, 2009, into a $300,000 equity investment in Elevated Throne, (iii) cancel that certain Convertible Note Purchase Agreement between One Bio  and us dated on or about September 1, 2009, and (iv) cancel that certain 10% Convertible Bridge Loan Note Due September 1, 2010, in the principal amount of $300,000 from us to One Bio, Corp. (the foregoing transactions together with the exercise of the Option by One Bio are hereinafter referred to as the “Transaction”).  Prior to its exercise of the Option, ONE Bio was the owner of an aggregate of 18,508,733 shares of our common stock, which represents approximately 92.4% of our 20,006,402 issued and outstanding shares of common stock and is therefore is our Controlling Stockholder.  Also on December 20, 2010, ONE Bio by a written majority stockholder consent in lieu of a special meeting of our stockholders in accordance with the Delaware General Corporation Law (“DGCL”) ratified and approved the Transaction.  Pursuant to the Option Agreement, the Transaction is automatically effective and deemed to occur as of the date of such stockholder approval.  The foregoing notwithstanding, the parties agreed, approved and ratified that that the exercise of the Option and the Transaction were deemed approved retroactive to April 14, 2010.  We previously reported on Form 8-K filed with the Securities and Exchange Commission on April 19, 2010, the execution of the Option Agreement and the grant of the Option.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Holders of our Common Stock will not receive any payment or distribution with respect to their shares as a result of the exercise of the Option, the acquisition by ONE Bio of all of the equity of Elevated Throne or the conversion of the loans into equity of Elevated Throne (which represents substantially all our assets).

The accompanying Information Statement, which describes the above matters and the Transaction in more detail, is being furnished to our stockholders for informational purposes only pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder.  Pursuant to Rule 14c-2 under the Exchange Act, the corporate action will not be effective until twenty (20) calendar days after the mailing of the definitive Information Statement to our stockholders.

I encourage you to read the enclosed Information Statement, which is being provided to all of our stockholders. It describes the above described matters and the Transaction in detail.

Sincerely,

By:	/s/ Min Zhao
Min Zhao
Chief Executive Officer

This Information Statement is dated ____, 2011 and is first being mailed to stockholders of record of Green Planet Bioengineering Co., Ltd. on _______, 2011.

GREEN PLANET BIOENGINEERING CO., LTD
19950 West Country Club Drive, Suite 100
Aventura, FL 33180
________________________

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
AND RULE 14C-2 THEREUNDER
________________________

NO VOTE OR ACTION OF THE COMPANY'S STOCKHOLDERS
IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

We are distributing this Information Statement to stockholders of Green Planet Bioengineering Co., Ltd. (sometimes hereinafter referred to as “we”, “us”, “Company” or “Green Planet”) in full satisfaction of any notice requirements we may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Delaware General Corporation Law (“DGCL”). No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights under the DGCL are afforded to our stockholders as a result of the matters and transaction described in this Information Statement. The record date for determining the stockholders entitled to receive this Information Statement has been established as of the close of business on December 20, 2010 (the “Record Date”).

OUTSTANDING VOTING SECURITIES

As of the Record Date, we had issued and outstanding 20,006,402 shares of Common Stock, par value $0.001 per share (the “Common Stock”), such shares constituting all of our issued and outstanding Common Stock (and no shares of our Preferred Stock outstanding).

The DGCL permits the holders of a majority of the shares of the our outstanding Common Stock to approve and authorize actions by written consent as if the action were undertaken at a duly constituted meeting of the stockholders of the Company. On December 20, 2010, ONE Bio Corp., being the holder of an aggregate of 18,508,733 shares of Common Stock (“ONE Bio” or the “Consenting Stockholder”), representing approximately 92.4% of the total shares of Common Stock entitled to vote on the matters set forth herein, consented in writing without a meeting to the matters described herein and thereby approved such matters.  No other consents and no other vote by, or proxies from, stockholders will be solicited.

SUMMARY TERM SHEET

To understand fully the terms of the Transaction, you should read this Information Statement completely.  The Option Agreement (the “Option Agreement”) dated as of April 14, 2010 (and the Option granted therein (the “Option”)) , between our Company and ONE Bio constitutes the legal document that governs the Transaction (as we previously reported on Form 8-K filed with the Securities and Exchange Commission on April 19, 2010).  Please see “WHERE TO OBTAIN MORE INFORMATION” for information about how you may obtain a copy of the Option Agreement.

Background and reasons for the  Tranasaction  (see page 9)

At the time of ONE Bio’s exercise of the Option, we owned 100% of the stock of Elevated Throne Overseas Co., Ltd. (“Elevated Throne”), a British Virgin Islands company.  Elevate Throne owns 100% of the stock of Fujian Green Planet Bioengineering Co., Ltd. (“Fujian GP”) a wholly foreign-owned enterprise (“WFOE”) organized under the laws of the Peoples Republic of China (the “PRC” or “China”).  Fujian GP contractually controls Sanming Huajian Bio-Engineering Co., Ltd. (“Sanming”), a PRC operating company.  Also at that time, all of our business operations were operated by Fujian GP through its contractual control of the operations of Sanming.

Under PRC Laws, Elevated Throne was required to provide $2,000,000 of registered capital to Fujian GP to enable Fujian GP to maintain its contractual control of Sanming.  If Elevated Throne failed to fund the required registered capital of Fujian GP, Fujian GP would not be entitled to maintain contractual control of Sanming.

Elevated Throne and Fujian GP constituted substantially all of our assets and the operation of Sanming’s business constitutes substantially all of our business operations.  Also at that time, substantially all of the assets of Fujian GP (which consists of its contractual control of Sanming) had already been pledged as security for various loans including working capital loans relating to Fujian GP’s operation of the business of Sanming.  For those reasons, we were unable to obtain the financing needed to fund the registered capital of Fujian GP.

ONE Bio, our 92.4% Controlling Stockholder, provided a $300,000 convertible loan (the “$300,000 Convertible Loan”) to us and a $1,700,000 convertible loan (the “$1,700,000 Convertible Loan”) to Elevated Throne which enabled us to fund the required registered capital of Fujian GP.  On April 14, 2010, we entered into an option agreement with ONE Bio (the “Option Agreement”) pursuant to which ONE Bio was granted an option (the “Option”) to convert both of the convertible loans into all of the equity of Elevated Throne.

Loans from ONE Bio (see page 9)

One Bio made loans as follows:

(i)	th e $1,700,000 Convertible Loan which is convertible into a $1,700,000 equity investment Elevated Throne; and
(ii)	the $300,000 Convertible Loan which is convertible into shares of our common stock at a price of $0.50 per share

Material Terms of the  Option Agreement  and Consideration to be Received (see page 10)

Pursuant to the Option Agreement, ONE Bio has the Option to obtain 100% of the stock of Elevated Throne, for the total consideration as follows:

•	the conversion by ONE Bio of the $300,000 Convertible Loan made to us into a $300,000 equity investment in Elevated Throne;

•	the conversion by ONE Bio of the $1,700,000Convertible Loan into a $1,700,000 equity investment in Elevated Throne; and

•	the cancellation of all of the agreements and ancillary documents evidencing the $1,700,000 Convertible Loan and the $300,000 Convertible Loan.

No additional consideration will be paid by ONE Bio and no distribution or payment will be made to our stockholders in connection with or as a result of the exercise of the Option and the consummation of the Transaction.

Approval of the  Option Agreement  by our Board of Directors; No Report, Opinion or Appraisal (see page 11)

Pursuant to the unanimous written consent of our Board of Directors dated April 14, 2010, our Board ratified and approved the terms of the Option Agreement including the grant of the Option, the $1,700,000 Convertible Loan and the $300,000 Convertible Loan.  Our Board considered a wide range of factors and the circumstances regarding the Transaction, our obligation to fund the registered capital of Fujian GP, consequences to us if we were not able to fund the registered capital of Fujian GP, our financial inability to repay the (“$300,000 Convertible Loan” or the (“$1,700,000 Convertible Loan”, including the following:

•	our only source of revenues is from the operations of Sanming, which we contractually control through our subsidiary Fujian GP;

•	all of the assets of Fujian GP had already been pledged to secure various loans including working capital loans relating to the operations of Sanming;

•
we had no unencumbered assets to pledge as security for a loan and therefore we  had been  unable to borrow or otherwise obtain the financing needed to fund the registered capital for Fujian GP required under PRC law;

•	Elevated Throne owned 100% of Fujian GP and had no assets other than its interest in Fujian GP;

•	we had no assets other than our ownership of Elevated Throne and Fujian GP;

•	we had no source other than ONE Bio from which we could obtain the financing we needed to fund the required registered capital of Fujian GP;

•	we disclosed in our Form 10-K for the year ended 2009, various risks factors including the risks if we are unable to obtain required financing and capital;

•	pursuant to the $1,700,000 Convertible Loan, ONE Bio already had the right to convert said loan into the equity of Elevated Throne; and

•	the Board recognized that through its 92.4% ownership of our common stock, ONE Bio already effectively and indirectly owned 92.4% of Elevated Throne.

The Board did not seek or obtain an independent fairness opinion appraisal or such a valuation from an independent third party (“Report”) in view of the high cost of obtaining such a Report, our limited resources to pay the costs of such a Report, and the length of time it would take to obtain such a Report.

We disclosed on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 19, 2010 that we had entered into the Option Agreement with ONE Bio and the terms of the Option Agreement .

ONE Bio’s Exercise of the Option (see page 12)

On December 20, 2010, ONE Bio notified us in writing that it elected to exercise the Option.

Possible sale or Merger of the Corporate Shell (see page 13)

As contemplated by the Option Agreement, as a result of the Transaction, we would become a shell company.  We intend to continue to file the required reports with the SEC and to seek to sell or merge the shell company with an operating business.  In such event, it is possible that a benefit could result to our stockholders.  However, we cannot provide any assurances that we would be successful in the sale of the shell company or that our stockholders will benefit from such a transaction and stockholders must not assume any benefit would result to them or distribution would be made.

No Dissenters’ Rights (page 12)

The Company’s stockholders are not entitled to dissenters rights under Delaware law.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION

The following questions and answers are presented for your convenience only and briefly address some questions you may have about the matters discussed herein and the Transaction. They may not contain all of the information that may be important to you. We urge you to read carefully the entire Information Statement.

Q:	Why am I receiving this Information Statement?

A:
This Information Statement describes the transactions relating to the acquisition of substantially all of our assets by our 92.4% Controlling Stockholder, ONE Bio, pursuant to an Option granted to ONE Bio in consideration for its conversion and cancellation of the $300,000 Convertible Loan and the $1,700,000 Convertible Loan. We are providing this Information Statement to you pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, solely to inform you of, and provide you with information about the matters described herein and the Transaction.

Q:	Who is entitled to receive this Information Statement?

A:
Stockholders of record as of the close of business on December 20, 2010, are entitled to receive this Information Statement, which describes the  Transaction that has been approved by the written consent of our majority stockholder.

Q:	Am I being asked to vote on the Transaction?

A:
No, we are not asking you to vote for approval of the Option Agreement, the exercise of the Option or the Transaction resulting such exercise, because your vote or written consent is not required for approval of any of such matters. The Option Agreement, the exercise of the Option and the Transaction have already been approved by the written consent of the holder of a majority of our outstanding shares of Common Stock.

Q:	Will there be a stockholder meeting to consider and approve the Transaction?

A:	No, a stockholder meeting will not be held to consider and approve the Option Agreement, the Option and the Transaction resulting from the exercise of the Option by ONE Bio.

Q:	Will any of the proceeds from the Transaction be distributed to me as a stockholder? Will there be a distribution to me upon the sale of the corporate shell?

A:
No.  Nothing will be distributed to any of our stockholders based on their equity holdings in our Company as a result of the Transaction (including the exercise of the Option).  As contemplated by the Option Agreement, as a result of the closing of the Transaction, we will become a shell company. We intend to then seek to sell or merge the shell company with an operating business.  In such event, it is possible that a benefit could result to our stockholders. However, we cannot provide any assurances that we would be successful in the sale or merger of the shell company or that our stockholders will benefit from such a transaction and stockholders must not assume any benefit would result to them or distribution would be made.

Q:	Are the exercise of the Option and the Transaction subject to the satisfaction of any conditions?

A:
No.  The Option Agreement contemplates that the Transaction (including the exercise of the Option) would effectively be approved on the date when ONE Bio approved the Transaction as our 92.4% stockholder.

Q:	What should I do now?

A:	No action by you is required.

Q:	Who can help answer my questions?

A:
If you would like additional copies, without charge, of this Information Statement, or if you have questions about the matters described herein  and the Transaction, then you should contact us as follows:

Green Planet Bioengineering Co., Ltd.
19950 West Country Club Drive, Suite 100
Aventura, FL 33180
(305) 328-8662
Attention: Min Zhao, CEO

EXERCISE OF THE OPTION AND ACQUISITION OF SUBSTANTIALLY ALL OF OUR ASSETS

BACKGROUND AND REASONS FOR THE OPTION AGREEMENT

Background and Reasons for the Option Agreement

We are a 92.4% owned subsidiary of One Bio Corp. (“ONE Bio”).  At the time of ONE Bio’s exercise of the Option, we were the chemical and herbal extracts division of ONE Bio.  At at that time, we owned 100% of the stock of Elevated Throne Overseas Co., Ltd. (“Elevated Throne”), a British Virgin Islands company, which owns 100% of the stock of Fujian Green Planet Bioengineering Co., Ltd. (“Fujian GP”) a wholly foreign-owned enterprise (“WFOE”) organized under the laws of the Peoples Republic of China (the “PRC” or “China”).  Elevated Throne and Fujian GP constituted substantially all of our assets.  Fujian GP contractually controls Sanming Huajian Bio-Engineering Co., Ltd. (“Sanming”), a PRC operating company.  Although we are a Delaware corporation and headquartered Aventura, Florida, all of our business operations had been conducted through Elevated Throne and its subsidiary Fujian GP and Fujian FP’s contractual control of the operations of Sanming.

Under PRC law, we were required to fund $2,000,000 of registered capital to Fujian GP to enable Fujian GP to maintain its contractual control of Sanming.  If we failed to fund the required registered capital of Fujian GP, we would not be able to maintain our contractual control of Sanming.  We did not have sufficient funds to fund the registered capital of Fujian GP at the time we were required to do so.  Also substantially all of the assets of Fujian GP had been pledged as security for various loans, including working capital loans, obtained in connection with Fujian GP’s operation of Sanming.

Loans from ONE Bio

Because all of the assets of Fujian GP had been pledged  as security for various loans obtained in connection with Fujian GP’s operation of Sanming, we were unable to obtain financing to fund the registered capital of Fujian GP, except for financing from ONE Bio, our 92.4% Controlling Stockholder.

On or about September 1, 2009, ONE Bio made a $300,000 loan (the “$300,000 Convertible Loan”) to us.  This loan provided for an option to convert the entire loan at the election of ONE Bio into shares of our common stock at a price of $0.50 per share, and interest to accrue  at the rate of 10% per annum commencing on September 1, 2009.  The principal loan amount and interest under the $300,000 Convertible Loan was payable as follows:  (i) in equal quarterly payments of Seventy-Five Thousand and no/100 Dollars (US$75,000) with the first of such payments on December 1, 2009; and (ii) the unpaid balance of the principal loan amount together with all accrued and unpaid interest thereon was due and payable on the earlier of (a) a funding (from a debt or equity raise) received by us in an amount equal to a minimum of 1.5 times the principal loan amount, or (b) three hundred sixty five days (365) days from September 1, 2009.

On or about January 19, 2010, ONE Bio made a $1,700,000 loan to Elevated Throne (the $1,700,000 Convertible Loan”).  This loan provided for an option to convert the entire loan into the equity of Elevated Throne at One Bio’s discretion.

The $300,000 Convertible Loan and the $1,700,000 Convertible Loan enabled us to fund the registered capital of Fujian GP and thereby maintain contractual control of Sanming.

Material terms of the Option Agreement and Consideration to be Received

We were not able to pay the amounts due to ONE Bio under the $300,000 Convertible Loan or the $1,700,000 Convertible Loan.

On April 14, 2010, we entered into an Option Agreement (the “Option Agreement”) with ONE Bio pursuant to which ONE Bio was granted an option (the “Option”) to acquire 100% of the stock of Elevated Throne.  To exercise the Option, ONE Bio was required to convert the $300,000 Convertible Loan and the $1,700,000 Convertible Loan into equity investments in Elevated Throne and to cancel the related loan documents.

Pursuant to the Option Agreement, in order for ONE Bio to exercise the Option, One Bio is required to:

(a) provide written notice of us of its election to exercise the Option;

(b) convert the $300,000 Convertible Loan into a $300,000 equity investment in Elevated Throne ; and

(c) convert the $1,700,000 Convertible Loan into an $1,700,000 equity investment in Elevated Throne ; and

(d) cancel the agreements and  ancillary loan documents evidencing said loans.

Pursuant to the Option Agreement, upon the exercise of the Option by ONE Bio, the Transaction is subject to the approval by our stockholders.  The Option Agreement also contemplated that the Transaction would be approved as of the date of such stockholder approval.  On April 14, 2010, ONE Bio as our Controlling Stockholder approved the exercise of the Option and the resulting Transaction by written majority stockholder consent pursuant to DGCL.

On December 20, 2010, ONE Bio notified us in writing that it elected to exercise the Option.  Also on December 20, 2010, pursuant to the Option Agreement, ONE Bio as our Controlling Stockholder, approved the exercise of the Option and the Transaction by written majority stockholder consent pursuant to DGCL.  Pursuant to the Option Agreement, we agreed to provide by means of this Information Statement notice to our stockholders regarding ONE Bio’s exercise of the Option.  Also pursuant to the Option Agreement, upon the exercise of the Option, without any further action by the parties, the following actions would automatically occur:

(a)(i) the $300,000 Convertible Loan would automatically be converted into a $300,000 equity investment in Elevated Throne, and (ii) the $1,700,000 Convertible Loan would automatically be converted into a $1,700,000 equity investment in Elevated Throne; and

(b) the agreement and all ancillary documents evidencing the $300,000 Convertible Loan and the $1,700,000 Convertible Loan would automatically be cancelled.

As contemplated by the Option Agreement, as a result of the foregoing actions, 100% of the issued and outstanding stock of Elevated Throne would be owned by ONE Bio, and we would have no further assets or business to operate and we would become a shell company.

Approval of the  Transaction by our Board of Directors; No Report, Opinion or Appraisal

Pursuant to the unanimous written consent of our Board of Directors dated April 14, 2010, our Board ratified and approved the terms of the Option Agreement  and the Option and also the $300,000 Convertible Loan and the $1,700,000 Convertible Loan.

In determining whether to approve the Option Agreement and the grant of the Option, the Transaction resulting from the exercise of the Option and the loans from ONE Bio, our Board considered the circumstances regarding our obligation to fund the registered capital of Fujian GP, the consequences to us if we were not able to fund the registered capital of Fujian GP, and a wide range of related factors including the following:

•	our only source of revenues is through the operations of Sanming, which is contractually controlled through Fujian GP;

•	Elevated Throne owned 100% of Fujian GP and had no assets other than its interest in Fujian GP;

•	we had no assets other than our 100% ownership of Elevated Throne and its 100% ownership of Fujian GP;

•	all of the assets of Fujian GP had already been pledged to secure various loans including working capital loans relating to the operations of Sanming;

•
we had no unencumbered assets to pledge as security for a loan and therefore we were unable to borrow or otherwise obtain (other than form ONE Bio) the financing needed to fund the registered capital for Fujian GP required under PRC law;

•	we disclosed in our Form 10-K for the year ended 2009, various risks factors including the risks if we are unable to obtain required financing and capital;

•	our only source for the funding of the registered capital for Fujian GP was from ONE Bio;

•	pursuant to the $1,700,000 Convertible Loan, ONE Bio already had the right to convert said loan into the equity of Elevated Throne;

•	the Board recognized that through its 92.4% ownership of our common stock, ONE Bio already effectively owned 92.4% of Elevated Throne;

•
the Board recognized and considered its duty to our stockholders to act in the best interest of its stockholders and, in that regard, the Board recognized the need to balance the interests of our minority stockholders  and the interests of  ONE Bio, our 92.4% stockholder;

•	the Board recognized that if we did not obtain the financing from ONE Bio:

•	Fujian GP would no longer be able to maintain contractual control over the operations of Sanming;

•	we would thereby lose our only business operations and source of revenues;

•	we would thereby become a shell company or possibly be forced to dissolve;

•	in such event, the best value of our Company to our stockholders would relate to our status as being a clean shell company for potential sale ; and

•
there is a risk that because of our unpaid obligations under PRC law to fund the Fujian GP registered capital and our unpaid obligations to ONE Bio, we would not be considered a “clean” shell, in which case our value and attractiveness as a shell company could be materially and adversely effected;

•
For the foregoing reasons, our Board concluded that it is prudent and in the best interest of all of our stockholders to take the steps reasonably necessary to enhance our value as a “clean” shell company;

▪
We were not prohibited from entering into (i) the $300,000 Convertible Loan that was convertible into shares of our common stock as a condition to ONE Bio’s making such loan or (ii) the $1,700,000 Convertible Loan that was convertible into shares of Elevated Throne’s common stock as a condition to ONE Bio’s making such loan;

▪	the $300,000 Convertible Loan and the $1,700,000 Convertible Loan enabled us to fund the required registered capital for Fujian GP;

▪
There is no assurance that ONE Bio would elect to convert its $1,700,000 loan into equity of Elevated Throne or to convert the $300,000 loan into shares of our common stock in which  case Elevated Throne would be obligated to repay that $1,700,000 Convertible Loan and we would be obligated to repay the $300,000 Convertible Loan;

▪	We were not able to pay the amounts due to ONE Bio under the $300,000 Convertible Loan or the $1,700,000 Convertible Loan ;

▪
Our Board did not seek or obtain an independent fairness opinion, appraisal or valuation from an independent third party  (“Report”) in view of the high cost of obtaining such a Report, our limited resources to pay the costs of such a Report, and the length of time it would take to obtain such a Report; and

▪
Although our stockholders would receive no distribution in connection with the Transaction (including the exercise of the Option), as a result of the Transaction, we would become a shell company which if sold or merged with an operating business could have value to our stockholders.  The foregoing notwithstanding, we cannot provide any assurances that we will be able to sell the shell company or merge the shell company with an operating business or that if we were able to effect such a transaction, that our stockholders will receive any benefit from such a transaction.

ONE Bio’s Exercise of the Option.

On December 20, 2010, ONE Bio notified us in writing that it elected to exercise the Option.  Pursuant to the Option Agreement, upon the exercise of the Option, the exercise of the Option and the Transaction resulting from such exercise are subject to the approval of our stockholders.  Also pursuant to the Option Agreement the parties agreed that the Transaction will automatically be effective and occur as of the date of the approval of the Transaction by the Company’s stockholders.  On December 20, 2010, ONE Bio. (as the owner of 92.4% of our issued and outstanding common stock) approved the transaction by written majority stockholder consent.  The foregoing notwithstanding, the parties agreed, approved and ratified that the exercise of the Option and the Transaction were deemed approved  retroactive to April 14, 2010.

As contemplated by the Option Agreement, as a result of the Transaction, all of the issued and outstanding shares of capital stock of Elevated Throne, which constitutes substantially all of our assets, would be owned by ONE Bio (and Elevated Throne would be a 100% owned subsidiary of ONE Bio) and we would become a shell company.

Description of Our Company prior to the exercise of the Option by ONE Bio.

Prior to ONE Bio’s exercise of the Option, we were, through our contractual control of Sanming,  a research & development company with a focus on improving human health through the development, manufacture and commercialization of bio-ecological products and over-the-counter products utilizing extractions from tobacco leaves and a variety of other plants.  We were the chemical and herbal extracts division of ONE Bio.  Although we are a Delaware corporation and headquartered Aventura, Florida, all of our business operations are conducted in China through Elevated Throne and its subsidiary Fujian GP and Fujian FP’s contractual control of the operations of Sanming.  Sanming produces chemical and herbal extracts for use in a wide range of health and wellness products. Utilizing green technology and proprietary processes, Sanming extracts health supplements and fertilizers from discarded tobacco leaves and a variety of other plants. Sanming’s chemical extraction process extracts high purity Solanesol (98%) from discarded tobacco leaves which can be further extracted to produce Coenzyme Q10 (“CoQ10”).  Solanesol is the starting material or so-called “intermediate” for certain biochemicals including CoQ10 and Vitamin K.  It is used by scientists for research on the effects of these biochemicals and by companies for the production of CoQ10 and Vitamin K. CoQ10 is sold as a stand-alone dietary supplement and as an ingredient in, food and beverage products as well as skin care lotions.  These products are distributed by independent distributors in China, Japan and other Asia-Pacific countries.

NO DISSENTERS’ RIGHTS

Stockholders of our Company are not entitled to appraisal or dissenters’ rights or to receive an agreed or judicially appraised value for their shares under Delaware law or our Company’s Certificate of Incorporation or Bylaws.

One Bio, our Controlling Stockholder has consented to, ratified and approved the Transaction.  Our Board of Directors unanimously approved the Option Agreement effective as of April 14, 2010.

Holders of our Common Stock will not receive any payment or distribution with respect to their shares pursuant to the exercise of the Option, the conversion of the loans into equity of Elevated Throne or the acquisition by ONE Bio of all of the equity of Elevated Throne which represents substantially all our assets.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement and as disclosed below, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.
any of our directors or officers, except for Min Zhao, our Chief Executive Officer and director who is also President of China Operations, a director and an 8% stockholder of ONE Bio and Sanyan Ou, our VP of Sales and Marketing, director and stockholder who is also a stockholder of ONE Bio and the wife of Min Zhao;

2.	any proposed nominee for election as a director; and
3.	any associate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

THE POSSIBLE SALE OR MERGER OF THE CORPORATE SHELL

As contemplated by the Option Agreement, as a result of the Transaction, One Bio would own all of the stock of Elevated Throne and we would become a shell company with virtually no assets and no business to operate.  Neither our Board of Directors nor ONE Bio has taken any action as would be required under Delaware law to dissolve our Company.  Notwithstanding the Transaction, we have a certain continuing obligations which entail accounting and legal expenses, including the obligation to file periodic reports with the SEC until such obligation is suspended or terminated.  At the present time, our Board of Directors and ONE Bio intend to have us continue to timely file all required reports with the SEC and to maintain our Company as a public company.

As contemplated by the Option Agreement, as a result of the Transaction, we would become a SEC reporting shell company.  In light of our being a SEC reporting shell company, our management and Board of Directors with the consent of ONE Bio, may determine to sell our shell or seek to identify a business entity which would reverse merge into our shell company.  In the view of our management and Board of Directors, the following tests would principally be applied in evaluating any offer received by our Company:

●	The current financial condition of the business entity, including its net worth, its cash flow and its current profitability, measured by return on sales and return on investment;

●	The business entity’s financial performance over the past several years, its history of profitability and its future prospects for sustainable profits;

●	The nature of the business entity and its operations;

●
The reasonable expectation for a merger of the two companies to enhance the short- and long-term financial returns for our Company’s stockholders and the availability of the business entity to effect a reverse merger expeditiously; and

●	The quality and merit of the business entity’s management and of its financial advisers.

Should a sale or merger of  our Company as a  shell company be determined to be economically viable, such transaction would most likely be accomplished by a reverse merger of an operating company into our Company.  Our stockholders would retain their stock in our Company but be diluted by the issuance of additional shares of our Company to the stockholders of the merged operating company.  In any event, such a reverse merger could result in a benefit to our stockholders.  It is also possible that a sale of the shell could be accomplished so that the Company would receive some form of consideration directly from another party.  In that event, after payment of our Company’s expenses, including expenses incurred in such transaction there is a possibility that the Company’s stockholders could receive a distribution.

To date there have been no discussions between our Company, our management or members of our Board of Directors, with any third party concerning any proposal to sell the corporate shell company after the closing the Transaction and no business entity has been identified as a possible candidate for a reverse merger.  Accordingly, we can provide no assurances that we will be successful in the sale or merger of the shell and stockholders must not assume any benefit would result to them or distribution would be made should such a transaction be consummated.

REGULATORY AND STOCKHOLDER APPROVALS REQUIRED
 IN CONNECTION WITH THE MATTERS DISCUSSED HEREIN AND THE TRANSACTION

No federal or state regulatory approvals or consents are required in order to close the Transaction. Because the written consent of the holder of more than 50% of the issued and outstanding Common Stock of our Company has been obtained, the stockholder voting requirement of the DGCL and our Certificate of Incorporation and Bylaws has been satisfied. We are not asking for a proxy and you are not requested to send one.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To the Company's knowledge, the following table sets forth information with respect to beneficial ownership of outstanding Common Stock as of December 20, 2010, by:

•	each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock;

•	each of the Company's named executive officers;

•	each of the Company's directors; and

•	all of the Company's executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities as well as securities which the individual or group has the right to acquire within 60 days of the original filing of this Information Statement. Unless otherwise indicated, the address for those listed below is c/o Green Planet Bioengineering Co., Ltd., 19950 West Country Club Drive, Suite 100, Aventura, FL 33180.  Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of the Common Stock outstanding used in calculating the percentage for each listed person includes the shares of Common Stock underlying options or convertible securities held by such persons that are exercisable within 60 days of December 20, 2010, but excludes shares of Common Stock underlying options or other convertible securities held by any other person. The number of shares of Common Stock outstanding as of December 31, 2010, was 20,006,402.  Except as noted otherwise, the amounts reflected below are based upon information provided to the Company and filings with the SEC.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)

ONE Bio, Corp(1)	18,508,733	92.4%

Min Zhao(2)(3)	-0-	--

Min Yan Zheng(2)	-0-	--

Jian Min Chen (4)	50,000	*

Jianrong Chen(4)	-0-	--

Sanyan Ou(2)(5)	150,000	*

All Directors and Executive Officers as a group ( 5 persons)	200,000		1%
______________________________
* Less than one percent

(1)	Address for One Bio, Corp. is 19950 West Country Club Drive, Suite 100, Aventura, FL 33180.

(2)	The address is No. 126 Mingdu Building, Gongye road, Sanming City, Fujian, China.

(3)	Min Zhao is Chief Executive Officer and a Director of Green Planet and is also President, China Operations, a Director and a stockholder of ONE Bio.

(4)	Director

(5)
Sanyan Ou is Vice President of Sales & Marketing, a Director and stockholder of Green Planet and is also Vice President of Business Development, China and a stockholder of One Bio and she is the wife of Min Zhao .

None of our directors, officers of 5% (or greater) beneficial owners will receive any distributions as a result of the Transaction.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

This Information Statement contains forward-looking statements that involve risks and uncertainties. Such statements are based on current expectations, assumptions, estimates and projections about the Company and its industry. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.  The Company believes that such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Actual outcomes are dependent upon many factors. Words such as “anticipates,” “intends,” “believes,” “estimates,” “expects,” “hopes,” “targets” or similar expressions are intended to identify forward-looking statements, which speak only as of the date of this Information Statement, and in the case of documents incorporated by reference, as of the date of those documents. The Company undertakes no obligation to update or release any revisions to any forward-looking statements or to report any events or circumstances after the date of this Information Statement or to reflect the occurrence of unanticipated events, except as required by law.

EFFECTIVE DATE OF STOCKHOLDER ACTIONS

Under the DGCL, the holders of a majority of the voting power of the Company must approve the Transaction in order for it to be effective and on December 20, 2010, ONE Bio as the holder of 92.4% of the voting power of the Company executed a written consent in lieu of a special meeting of stockholders ratifying and approving the Transaction.

STOCKHOLDERS' RIGHTS
The elimination of the need for a special meeting of the stockholders to approve the actions set forth herein is authorized by Section 228 of the DGCL, which provides that action may be taken by the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted.

DISTRIBUTION OF INFORMATION STATEMENT

We will pay the costs of distributing this Information Statement. The distribution will be made by mail.

FINANCIAL INFORMATION
Green Planet Bioengineering Co., Ltd.
Consolidated Balance Sheets
(Stated in US dollars)

	As of December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	$668	$668
Prepaid expense and other receivables	4,417	4,507
Amount due from a related party	-	300,000

Total current assets	5,085	305,175
Available for sale securities	-	5,000,000
Assets held for resale	-	22,841,130

TOTAL ASSETS	$5,085	$28,146,305

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Trade payables	$88,500	$69,243
Other payables and accrued liabilities	2,723	-
Amount due to a related party	69,170	-
Convertible loan payable	-	190,000

Total current liabilities	160,393	259,243
Liabilities associated with assets held for resale	-	4,063,882

TOTAL LIABILITIES	160,393	4,323,125

SHAREHOLDERS’ EQUITY
Preferred stock : par value of $0.001 per share,
Authorized: 10,000,000 shares in 2010 and 2009,
Issued and outstanding : None in 2010, and 5,101 in 2009	-	5
Common stock : par value $0.001 per share
Authorized : 250,000,000 shares in 2010 and 2009
Issued and outstanding : 20,006,402 shares
in 2010 and 2009	20,006	20,006
Additional paid-in capital	431,025	10,293,896
Statutory reserve	-	1,305,895
Accumulated other comprehensive income	-	1,458,976
Retained earnings	(606,339)	10,744,402

TOTAL SHAREHOLDERS’ EQUITY (DEFICIT)	(155,308)	23,823,180

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,085	$28,146,305

Green Planet Bioengineering Co., Ltd.
Consolidated Statements of Income and Comprehensive Income
(Stated in US dollars)

	Year ended December 31,
	2010	2009

Sales revenue	$-	$-
Cost of sales	-	-

Gross profit	-	-

Administrative expenses	73,740	69,273
Finance costs	58,750	55,000
Loss on reorganization of subsidiaries	14,142	-

	146,632	124,273
Loss from continuing operations
before income taxes	(146,632)	(124,273)

Income taxes	-	-
Loss from continuing operations
after income taxes	(146,632)	(124,273)
Income from discontinued operations	949,195	4,442,672

Net income	802,563	4,318,399
Dividends	(12,153,213)	-

(Loss) income attributable to common stock	$(11,350,650)	$4,318,399

STATEMENT OF COMPREHENSIVE INCOME

Net (loss) income attributable to common stock	$(11,350,650)	$4,318,399
Other comprehensive income
Unrealized foreign currency gain (loss)	618	(17,183)

Total comprehensive (loss) income	$(11,350,032)	$4,301,216

Earnings per share based on net (loss) income
attributable to common stock
- Basic	$(0.57)	$0.27

- Diluted	NA	$0.25

Weighted average number of shares outstanding :
- Basic	20,006,402	16,239,234

- Diluted	20,159,001	17,289,953

Green Planet Bioengineering Co., Ltd.
Consolidated Statements of Changes in Shareholders’ Equity
(Stated in US dollars)

							Accumulated
	Common stock		Preferred stock		Additional		other
	Number		Number		paid-in	Statutory	comprehensive	Retained
	of shares	Amount	of shares	Amount	capital	reserve	income	earnings	Total

Balance, January 1, 2008	14,141,667	$14,142			$4,118,926	$481,912	$728,816	$3,899,687	$9,243,483

Issue of capital by Sanming Huajian					625,290				625,290
Recapitalization	90,000	90			49,910				50,000
Issue of common stock for cash	140,000	140			139,860				140,000
Issue of common stock for									-
services rendered	50,000	50			12,450				12,500
Issue of warrants for services									-
rendered					169,739				169,739
Net income								3,350,299	3,350,299
Foreign currency translation							747,343		747,343
Appropriation to statutory reserve						366,638		(366,638)	-

Balance, December 31, 2008	14,421,667	14,422	-	-	5,116,175	848,550	1,476,159	6,883,348	14,338,654

Issuance of preferred stock			5,101	5	4,999,995				5,000,000
Issuance of convertible loan					165,000				165,000
Issue of common stock for
services rendered	404,000	404			12,726				13,130
Issue of warrants for services
rendered	5,180,735	5,180							5,180
Net income								4,318,399	4,318,399
Foreign currency translation							(17,183)		(17,183)
Appropriation to statutory reserve						457,345		(457,345)

Balance, December 31, 2009	20,006,402	$20,006	5,101	$5	$10,293,896	$1,305,895	$1,458,976	$10,744,402	$23,823,180

Cancellation of preferred stock			(5,101)	(5)	(4,999,995)			(91)	(5,000,091)
Net income								802,563	802,563
Convertible loan discount reduction					(68,750)				(68,750)
Discontinued operations					(4,794,126)	(1,305,895)	(1,458,976)	(12,153,213)	(19,712,210)

Balance, December 31, 2010	20,006,402	$20,006	-	$-	$431,025	$-	$-	$(606,339)	$(155,308)

Green Planet Bioengineering Co., Ltd.
Consolidated Statements of Cash Flows
(Stated in US dollars)

	Year ended December 31,
	2010	2009
Cash flows from operating activities
Net loss from continuing operations	$(146,632)	$(124,273)
Net income from discontinued operations	949,195	4,442,672
Adjustments to reconcile net income to net
cash provided by operating activities :
Stock-based compensation	-	13,130
Convertible loan discount	41,250	55,000
Loss on reorganization of subsidiaries	(14,142)	-
Changes in operating assets and liabilities :
Other receivables	-	(4,507)
Trade payables	-	56,138
Other payables and accrued liabilities	21,980	-
Amount due to (from) a related party	69,170	(300,000)

Net cash flows provided by operating activities	920,821	4,138,160

Cash flows from investing activities

Net cash flows used in investing activities	-	-

Cash flows from financing activities
Issue of common stock	-	5,180
Convertible loan from a major shareholder	-	300,000
Conversion of convertible loan	(300,000)	-

Net cash flows (used in) provided by financing activities	(300,000)	305,180

Discontinued operations
Operating cashflows	(1,411,928)	(842,079)
Investing cashflows	-	(5,188,047)
Financing cashflows	-	1,713,861

Net cash flows used by discontinuing operations	(1,411,928)	(4,316,265)

Effects of foreign currency translation	-	(868)

Net (decrease) increase in cash and cash equivalents	(791,107)	126,207
Cash and cash equivalents - beginning of year	791,775	665,568

Cash and cash equivalents - end of year	$668	$791,775

Supplemental disclosures for cash flow information:
Continuing operations
Cash paid for interest	$58,750	$55,000
Discontinued operations
Cash paid for interest	$34,578	$74,230
Cash paid for Income taxes	$588,803	$1,493,555

Non-cash transaction:
Continuing operations
Dividends	$(12,153,213)	$-
Issue of preferred stock	$-	$5,000,000
Operating cashflows	$12,153,213	$-
Acquisition of available-for-sale securities	$-	$5,000,000
Discontinued operations
Transfer of land use right to prepayment for operating lease	$-	$5,834,519

STOCKHOLDERS SHARING AN ADDRESS

The Company will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the telephone number or address set forth above.

WHERE TO OBTAIN MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act and file reports and other information required under the Exchange Act with the SEC. Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such materials and information from the SEC can be obtained at existing published rates from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC which may be downloaded free of charge. When requesting such materials and information from the SEC, please reference the Company’s SEC file number, which is “000-52622.”

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